UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 20, 2012

Date of Report (Date of earliest event reported)

WEBMD HEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35337	20-2783228
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Eighth Avenue

New York, New York 10011

(Address of principal executive offices, including zip code)

(212) 624-3700

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On June 20, 2012, a shareholder class action complaint (the “Complaint”), entitled Feinstein v. WebMD Health Corp., et al., was filed in the Supreme Court of the State of New York, New York County. The Complaint purports to allege claims against WebMD Health Corp. (“WebMD”) and its directors for alleged breaches of fiduciary duties in connection with the disclosures made regarding Proposal 3 in WebMD’s Proxy Statement for its July 24, 2012 Annual Meeting of Stockholders, as filed with the Securities and Exchange Commission on June 18, 2012. Proposal 3 seeks the approval of WebMD stockholders for a proposed amendment to WebMD’s Amended and Restated 2005 Long-Term Incentive Plan (the “2005 LTIP”) to increase the number of shares of WebMD Common Stock available for grant under the 2005 LTIP by 1,875,000 shares. The Complaint seeks declaratory and injunctive relief and unspecified damages and costs. The Registrant believes that the Complaint is without merit and intends to vigorously defend against the claims asserted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD HEALTH CORP.

Dated: June 22, 2012	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

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